EXHIBIT 16.1






[PwC Letterhead]

June 28, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Ion Networks, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 8 of Form 10-KSB, as part of the Company's Form 10-KSB for the year ended March 31, 2001. We agree with the statements concerning our firm made in Item 8 of said Form 10-KSB.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP